UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

CANO HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39289	98-1524224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 NW 117th Avenue, Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

(855) 226-6633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	CANO	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	CANO WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 15, 2023, Cano Health, Inc. (the “Company”) held its 2023 annual stockholders’ meeting (the “Annual Meeting”). There was an aggregate of 536,071,320 shares of the Company’s Class A common stock and Class B common stock outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders voted upon the following 4 matters:

1.

To re-elect the 2 Class II director nominees named in the proxy statement, namely Dr. Alan Muney and Kim Rivera (the “Director Nominees”), each to serve on the Company’s Board of Directors for a 3-year term;

2.	To hold an advisory, non-binding vote regarding the compensation of our named executive officers for the 2022 fiscal year (the “2022 Executive Compensation Program”);

3.

To vote on an amendment to the Company’s Certificate of Incorporation to authorize the Board to effect (a) a reverse stock split of our authorized, including both issued and outstanding and unissued, (i) Class A common stock, par value $0.0001 per share, at a ratio of 1-to-15, and (ii) Class B common stock, par value $0.0001 per share, at a ratio of 1-to-15, with the Board having the right to adjust each such ratio, acting in its sole discretion and in the Company’s best interest, down to 1-to-5 and up to 1-to-30, inclusive (the “Reverse Split Ratio”), and (b) an adjustment to the par value of the common stock such that the par value of the respective class equals their current par value divided by the Reverse Split Ratio (the “Reverse Stock Split”), without further approval or authorization of the Company’s stockholders, during a period of time not to exceed the 1-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Annual Meeting, subject to the Board’s authority to abandon the Reverse Stock Split at any time or to delay or postpone it; and

4.	To ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (the “2023 EY Appointment”).

The final voting results for each proposal are set forth below:

Proposal 1 - Election of Class II Directors

The Company’s stockholders re-elected each of the 2 Director Nominees to serve on the Board of Directors for a 3-year term, receiving the number of votes from holders of shares of Class A and Class B common stock set forth opposite their respective names below, in each case constituting a plurality of the votes cast at the Annual Meeting:

Director Nominees	Votes For	Withheld	Broker Non-Vote
Dr. Alan Muney	73,377,927	379,088,989	4,995,788
Kim. M. Rivera	79,936,665	372,530,251	4,995,788

Proposal 2 - Advisory Vote on the Company’s 2022 Executive Compensation Program

The Company’s stockholders did not approve the non-binding, advisory vote regarding the Company’s 2022 Executive Compensation Program, with less than a majority of the shares of Class A and Class B common stock present or represented by proxy at the Annual Meeting voting for such proposal. The votes were as follows:

Number
Votes For	120,520,092
Votes Against	329,665,028
Abstentions	2,278,197
Broker Non-Votes	4,995,387

Proposal 3 – Reverse Stock Split

The Company’s stockholders did not approve the Reverse Stock Split, with less than a majority of the shares of Class A and Class B common stock outstanding voting for such proposal. The votes were as follows:

Number
Votes For	126,937,336
Votes Against	328,015,720
Abstentions	2,509,648
Broker Non-Votes	N.A.

Proposal 4 - Ratification of 2023 EY Appointment

The Company’s stockholders approved the ratification of the 2023 EY appointment, with the affirmative vote of a majority of the shares of Class A and Class B common stock present or represented by proxy at the Annual Meeting voting for such proposal. The votes were as follows:

Number
Votes For	413,349,160
Votes Against	20,206,485
Abstentions	23,907,057
Broker Non-Votes	N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CANO HEALTH, INC.

Date: June 22, 2023	By:	/s/ Brian D. Koppy
	Name:	Brian D. Koppy
	Title:	Chief Financial Officer